Exhibit 10.10

FIRST AMENDMENT TO LOAN DOCUMENTS

This First Amendment to Loan Documents (this “Amendment”) is dated as of March 1, 2022, by and between HOF Village Hotel II, LLC, a Delaware limited liability company (“Borrower”), Stuart Lichter, an individual (“Guarantor”), and ERIEBANK, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation, and its successors, participants, and assigns (“Lender”).

RECITALS

A. Borrower obtained a construction loan from Lender (the “Loan”) pursuant to the terms of a Construction Loan Agreement dated September 14, 2020 (together with any amendments or modifications thereto, the “Loan Agreement”). The Loan is also evidenced by a Promissory Note dated September 14, 2020, in the maximum principal amount of Fifteen Million Three Hundred Thousand and No/100 Dollars ($15,300,000.00) (together with any amendments or modifications thereto, the “Note”).

B. Borrower’s obligations under the Loan Agreement and the Note are secured by an Open-End Mortgage (Fee Simple and Leasehold), Assignment of Leases and Rents, and Security Agreement dated September 14, 2020 and recorded on September 16, 2020 in the Official Records of Stark County, Ohio, under Instrument No. 202009160039659 (together with any amendments or modifications thereto, the “Security Instrument”) encumbering the real property legally described therein (the “Property”).

C. The Loan Agreement, Note, Security Instrument, and all other documents evidencing, securing, or otherwise governing the Loan, as they may have been amended or modified, are referred to herein collectively as the “Loan Documents.”

D. Borrower’s obligations under the Loan Documents are guaranteed by Guarantor pursuant to a Guaranty of Payment dated September 14, 2020 (together with any amendments or modifications thereto, the “Payment Guaranty”). Borrower’s obligations under the Loan Documents with respect to construction are guaranteed by Guarantor pursuant to a Performance and Completion Guaranty dated September 14, 2020 (together with any amendments or modifications thereto, the “Completion Guaranty”).

E. Borrower has elected and qualified for the Extension Option which extended the Extended Maturity Date to September 13, 2022, provided, however, the Borrower has now requested and Lender has agreed, to extend the Extended Maturity Date to September 13, 2023.

F. Borrower has requested that Lender modify the terms of the Loan as set forth below. To accommodate Borrower’s request, Borrower and Lender desire to modify the Loan on the terms and conditions set forth in this Amendment.

AGREEMENTS

In consideration of the mutual promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1. TERMINOLOGY. The terms used in this Amendment shall have the same meanings as in the Loan Agreement, unless a different meaning is assigned herein or is required by the context hereof.

2. AMENDMENTS TO LOAN DOCUMENTS. Upon satisfaction of all of the Conditions of Effectiveness (defined below), the following amendments shall take effect:

2.1 Extension of Loan Term. The Extended Maturity Date of the Loan shall be extended to September 13, 2023, unless Lender accelerates the Loan pursuant to an Event of Default, in which case the Loan shall mature on the date of acceleration (the applicable date being referred to as the “Extended Maturity Date”). The term “Extension Option” used in the Note, the Loan Agreement or any other Loan Document shall include the Extended Maturity Date set forth herein.

2.2 Monthly STAR Reports. As an additional reporting requirement, the Borrower shall furnish or cause to be furnished to Lender on a monthly basis Smith Travel Accommodations Reports (STAR Reports) which shall be delivered no later than thirty (30) days following the end of each month, beginning with the month ending March 31, 2022.

2.3 Quarterly Operating Statements. As an additional reporting requirement, within forty-five (45) days following the end of each fiscal quarter, beginning with fiscal quarter ending March 31, 2022, the Borrower shall provide a quarterly operating statement to Lender.

3. Conditions of effectiveness.

3.1 Notwithstanding its execution by all parties and except as otherwise set forth in Section 3.2 below, this Amendment shall become effective only upon satisfaction of all of the following “Conditions of Effectiveness”:

3.1.1 Modification Fee. 25 basis points of the outstanding principal balance of the Loan.

3.1.2 Execution and Recording of Documents. Borrower and Guarantor, as applicable, have executed any and all documents necessary to effectuate this Amendment or otherwise required by Lender, including any required amendment to the Security Instrument, restated or substituted note, or UCC financing statements, and such documents have been filed or recorded, where necessary.

3.1.3 Title Updates. Lender has obtained, at Borrower’s expense, confirmation of the continued validity of the Security Instrument and its first lien priority on the Property over all encumbrances not previously agreed to by Lender in writing in form reasonably satisfactory to Lender. Borrower and Guarantor understand that the amendments set forth herein shall not be effective or binding upon Lender in any respect until any required endorsements have been issued in a form satisfactory to Lender.

3.1.4 No Defaults. Borrower is in full compliance with all of its covenants and agreements under the Loan Documents, and there is no Default or Event of Default under the Loan Documents.

3.2 The Conditions of Effectiveness are intended solely for Lender’s benefit and may, at Lender’s election and in its sole discretion be enforced, fully or partially waived, or transformed into covenants of Borrower to be performed following effectiveness of this Amendment upon Lender’s subsequent written notice and demand. Lender acknowledges and agrees that Lender has ordered a title update to satisfy the condition set forth in Section 3.1.3, and Lender agrees that this Amendment is effective and binding upon Lender as of the date hereof, without in any manner waiving Lender’s rights to require removal of any lien or encumbrance not otherwise permitted under the terms of the Loan Agreement upon receipt of such update.

4. Lien Priority. The Property shall remain and continue in all respects subject to the Security Instrument, and nothing in this Amendment or done pursuant to this Amendment shall affect or be construed to affect Lender’s first-lien priority with respect to the Property.

5. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor hereby acknowledge, represent, warrant, and agree as follows:

5.1 The Recitals set forth above are true and accurate in all material respects.

5.2 Borrower is the fee simple owner of the Property, and Lender has not assumed, and does not hereby assume, control of the Property.

5.3 To Borrower’s and Guarantor’s knowledge, there is no Default or Event of Default under the Loan Documents.

5.4 Except for the Permitted Encumbrances (as defined in the Security Instrument), to Borrower’s and Guarantor’s knowledge, there are no liens, charges, or encumbrances against the Property that are now or may hereafter become prior to the Security Instrument.

5.5 All documents and other information requested by Lender from Borrower and Guarantor as a condition to entering into this Amendment are true, complete, and accurate in all material respects.

5.6 Each of the Payment Guaranty and Completion Guaranty is and shall remain fully binding and enforceable against Guarantor in accordance with its terms as to Borrower’s obligations under the Loan, as amended hereby. Guarantor’s obligations under each such Guaranty are and shall continue to be entirely separate and independent from the obligations of Borrower under the Loan Documents. In addition, any separate indemnity agreement executed by Guarantor in connection with the Loan shall remain in full force and effect and shall continue to be separate and independent from any Guaranty and the Loan Documents.

5.7  Borrower and Guarantor acknowledge that Lender is relying on the warranties, representations, releases, and agreements of Borrower and Guarantor in this Amendment, and would not enter into this Amendment or agree to modify the Loan Documents without such warranties, representations, releases, and agreements.

6. RELEASE. Borrower and Guarantor agree that Lender has not breached any of its obligations under the Loan Documents, and Borrower and Guarantor have no claims against Lender, its predecessors, successors, assigns, or participants, or any of their officers, directors, agents, employees, and other affiliates (collectively, the “Released Parties”) for fraud, misrepresentation, lender misconduct, lender liability, breach of alleged fiduciary duty, or other tort or wrongdoing. Borrower and Guarantor hereby release and forever discharge the Released Parties of and from any and all claims, causes of action, rights of offset, and rights to damages that Borrower or any Guarantor has or may have, or may be entitled to assert, against the Released Parties for any reason whatsoever by reason of any actions, events, or occurrences prior to the date of this Amendment, except for Borrower’s rights to enforce Lender’s further obligations under the Loan Documents, as amended hereby. The provisions, waivers, and releases set forth in this section are binding upon Borrower and Guarantor and their respective agents, employees, representatives, officers, directors, partners, members, joint venturers, affiliates, assigns, heirs, successors-in-interest and shareholders. Neither Borrower nor Guarantor has any claims, defenses, counterclaims, or rights of offset against any of the Released Parties arising out of or in any way connected with the Loan.

7. Payment of Lender’s Expenses. Borrower agrees to reimburse Lender for all out-of-pocket expenses incurred by Lender in connection with the drafting, negotiation, execution, delivery, and performance of this Amendment and all related documents, including, without limitation, reasonable attorneys’ fees and costs incurred by Lender, premiums for any endorsements to Lender’s existing Title Policy, appraisal fees, recording charges, escrow fees, and any other costs.

8. Effect on Loan Documents. This Amendment shall be sufficient to serve as an amendment to all of the Loan Documents, as appropriate. This Amendment supersedes and shall control over any inconsistent provisions of the Loan Documents, or any previous extensions or other amendments of the Loan Documents. Except as amended herein, the Loan Documents shall remain in full force and effect as written, and the provisions of the Loan Documents shall remain unaffected, unchanged, and unimpaired hereby.

9. AUTHORIZATION/BINDing Effect. Each person signing this Amendment on behalf of Borrower and Guarantor warrants and represents that this Amendment was duly authorized by all individuals or entities whose authorization was required for this Amendment to be effective. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

10. Applicable Law. This Amendment shall be construed in all respects and enforced according to the laws of the State of Ohio, without regard to that state’s choice of law rules.

11. COUNTERPARTS. The parties may execute this Amendment in any number of counterparts, each of which shall be deemed an original instrument but all of which together shall constitute one and the same instrument.

12. POWER TO CONFESS JUDGMENT. Borrower and Guarantor each authorize any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by the Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower and/or Guarantor in favor of Lender for the amount then appearing due on the Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. Borrower and Guarantor each waive any conflict of interest that an attorney hired by Lender may have in acting on Borrower’s and/or Guarantor’s behalf in confessing judgment against Borrower and/or Guarantor while such attorney is retained by Lender. Borrower and Guarantor each expressly consent to such attorney acting for Borrower and/or Guarantor in confessing judgment and to such attorney’s fee being paid by Lender or deducted from the proceeds of collection of the Note or collateral security therefor.

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IN WITNESS WHEREOF, Borrower has hereunto set their hands or caused this Amendment to be executed by their duly authorized officers as a document under seal as of the date first written above.

BORROWER:

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

HOF VILLAGE HOTEL II, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Michael Crawford, Chief Executive Officer

IN WITNESS WHEREOF, Lender has hereunto set their hands or caused this Amendment to be executed by their duly authorized officers as a document under seal as of the date first written above.

LENDER:

ERIEBANK, a division of CNB Bank, a wholly owned subsidiary of CNB Financial Corporation, a Pennsylvania corporation

By:	/s/ Suzanne Hamilton
Suzanne Hamilton, Senior Vice President

Signature Page to First Amendment to Loan Documents

IN WITNESS WHEREOF, Guarantor has hereunto set their hands or caused this Amendment to be executed by their duly authorized officers as a document under seal as of the date first written above.

GUARANTOR:

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

/s/ Stuart Lichter
Stuart Lichter, an individual

Signature Page to First Amendment to Loan Documents